SCHEDULE I
DATED ___________, 2013
TO THE AMENDED AND RESTATED ADMINISTRATION AGREEMENT
DATED AS OF JANUARY 1, 2013
BETWEEN
CITY NATIONAL ROCHDALE FUNDS (FORMERLY CNI CHARTER FUNDS)
AND
SEI INVESTMENTS GLOBAL FUNDS SERVICES

List of Portfolios

City National Rochdale Multi-Asset Fund
City National Rochdale Corporate Bond Fund
City National Rochdale Government Bond Fund
City National Rochdale California Tax Exempt Bond Fund
City National Rochdale High Yield Bond Fund
City National Rochdale Prime Money Market Fund
City National Rochdale Government Money Market Fund
City National Rochdale California Tax Exempt Money Market Fund
City National Rochdale Diversified Equity Fund
City National Rochdale Limited Maturity Fixed Income Fund
City National Rochdale Full Maturity Fixed Income Fund
City National Rochdale Socially Responsible Equity Fund
City National Rochdale U.S. Core Equity Fund
City National Rochdale Dividend & Income Fund
City National Rochdale Intermediate Fixed Income Fund
City National Rochdale Fixed Income Opportunities Fund
City National Rochdale Emerging Markets Fund
City National Rochdale Municipal High Income Fund